Exhibit 99.1

GENIUS PRODUCTS, INC. ANNOUNCES TIMING OF YEAREND EARNINGS CONFERENCE CALL AND EXTENSION OF TIME TO FILE FORM 10-K

Company Reaffirms Full Year 2006 and 2007 Guidance, Sees Strong Momentum into First Quarter

SANTA MONICA, CA - March 23, 2007 -- Genius Products, Inc. announced today that it filed a notice of extension with the Securities and Exchange Commission on Form 12b-25 to extend the time to file its Annual Report on Form 10-K year ended December 31, 2006. Genius Products also announced the schedule of its fourth quarter, 2006 earnings conference call.

Genius Products reaffirms its previously announced gross revenue guidance for Genius Products, LLC issued during its third quarter 2006 conference call of gross revenues of approximately $370 million in 2006 and gross revenues of $700 to $800 million in 2007.

“We have grown from a relatively small distributor with 2005 gross revenue of $32 million to a major independent distributor on a growth path to anticipated gross revenue of $700 to $800 million in 2007. This growth makes us a major force in the home entertainment industry as well as one of the fastest growing entertainment companies. We have consistently taken steps to manage this growth in a manner that maximizes shareholder value over the long-term,” stated Stephen K. Bannon, Chairman of the Board of Genius Products, Inc. “The 2006 audit is particularly important and lengthy due to our unprecedented growth, the closing of The Weinstein Company transaction in July 2006, the 15 new brand partnerships we closed in 2006, in combination with our recent change in auditing firms.”

On December 18, 2006, the Company announced the transition to the auditing firm of Ernst & Young LLP which replaced Singer, Lewak, Greenbaum, & Goldstein LLP. Ernst & Young is currently performing a full fiscal year 2006 audit, which is expected to be completed in time for Genius Products to file its Annual Report on Form 10-K by April 17, 2007.

“We finished the fourth quarter of 2006 with strong momentum which has translated into a solid Q1 and strengthens our confidence in our 2007 plan,” commented Trevor Drinkwater, President and CEO of Genius Products. “We are now entering phase two of our plan which focuses on continued revenue acceleration and margin improvement through the continued execution of our core distribution agreements, the expansion into co-productions with our partners, the exploitation of our digital rights and the launch of our interactive strategy.”

“I am excited about the improving operating leverage provided by our new content partnerships and our recently announced hiring of an industry veteran, Ed Byrnes, formerly of Warner Bros., to become a key part of the financial management and information technology team,” commented John Mueller, Chief Financial Officer of Genius Products.

The Company expects to release its financial results for the fourth quarter and year-ended December 31, 2006 by April 17, 2007 and host an investor conference call shortly thereafter. Details on accessing the conference call will be announced by the Company in a separate press release.

About Genius Products

Genius Products, Inc. (OTCBB:GNPI - News), along with The Weinstein Company Holdings LLC, together owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Asia Extreme™, Discovery Kids™, Dragon Dynasty™ , Dimension Films™, ESPN®, IFC®, RHI Entertainment™, Sesame Workshop®, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

Safe Harbor Statement

Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products' business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our profitability and revenues in 2006 and 2007, increased sales volume and improved profitability, our anticipated growth of revenues, our ability to forecast returns, our ability to successfully position ourselves as a leading home entertainment distributor, the number of anticipated releases per year, the anticipated timing and financial performance of new releases. Actual results could vary for many reasons, including but not limited to, our ability to continue to attract and keep experienced management, acquire and keep valuable content or expand our distribution partnership, the unpredictability of audience demand, the success of The Weinstein Company titles at box office and the popularity of our titles on DVD, our ability to perform under the terms of our agreement with our content providers, especially with The Weinstein Company and ESPN, our ability to continue to manage our significant growth, the effect of technological change, the availability of alternative forms of entertainment and our ability to maximize our operating leverage. Other such risks and uncertainties include the matters described in Genius Products’ filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:
GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100

GNPI-- Media Relations
Alecia Pulman, 203-682-8200